Exhibit 10.1

FORBEARANCE AND NOTE PAYMENT AMENDMENT AGREEMENT

This Forbearance and Note Payment Amendment Agreement (“Agreement”) is made and entered into this 5th day of February 2026 (the “Effective Date”), by and between, J.J. ASTOR & CO., a Utah corporation (the “Lender”), and VIVAKOR, INC., a Nevada corporation (“Vivakor” or the “Company”). The Company and the Lender are sometimes referred to collectively as the “Parties.”

RECITALS

WHEREAS, on March 17, 2025, the Company and the Lender entered into a loan agreement, as amended on June 17, 2025 and July 9, 2025 (the “Loan Agreement”); and

WHEREAS, on July 9, 2025, the Company issued the Lender a $5,940,000 principal amount amended and restated convertible installment secured promissory note (the “Note”), of which $5,995,722.21 is currently outstanding, due and payable as of the Effective Date of this Agreement; and

WHEREAS, the January 7, 2026 Maturity Date under the Note has occurred, and among other defaults that may exist as of the date hereof, the Company has failed to repay the Note as required pursuant to the terms thereof, which default and other defaults remain uncured as of the date hereof (collectively, the “Existing Defaults”); and

WHEREAS, the Company and Lender desire to extend the maturity date under the Note to January 1, 2027 (“New Maturity Date”), and reduce the Interest Rate to nine percent (9%) compounded daily, such that the Company is no longer in default under the Note, subject to the terms and conditions set forth herein; and

WHEREAS, unless otherwise defined herein all capitalized terms when used in this Agreement shall have the same meanings as they are defined in the Loan Agreement and Note.

NOW, THEREFORE, in consideration of the promises, mutual covenants, understandings and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by all parties, the parties do hereby agree as follows:

1. Extension of Maturity Date/Forbearance. During the Forbearance period only, interest shall accrue on the outstanding balance of the Note at a rate of nine percent (9%) per annum, compounded daily. Effective upon the Parties’ execution of this Agreement, the Parties agree that the maturity date under the Note will be the New Maturity Date, and the Lender agrees it will not exercise any of its rights or remedies with respect to the Existing Default Conditions (other than defaults under this Agreement) that may arise from the date of this Agreement that pertain to the Note through the New Maturity Date (the “Forbearance”), assuming the Company complies with the Amended Repayment Terms and other terms set forth herein.

2. In consideration for the foregoing Forbearance, the Company will repay the outstanding balance of the Note in the following installments (each an “Amended Installment Payment”) with payments, payable, at the option of the Company, either in cash or in Conversion Shares issued at the Default Conversion Price that are immediately salable by the Lender under Rule 144, as follows: (i) $50,000 per week commencing Monday, April 6, 2026, (ii) $100,000 per week commencing Monday, July 6, 2026, (iii) $150,000 per week commencing Monday, October 5, 2026, and (iv) $250,000 per week commencing Monday, December 7, 2026, with the outstanding balance to be paid in full by January 1, 2027 (the “Amended Repayment Terms”). Notwithstanding the foregoing, in order for the Company to pay an Amended Installment Payment in Conversion Shares (a) the Company shall provide the Lender with not less than seven (7) Business Days prior written notice of its intentions to pay any Amended Installment Payment in Conversion Shares, (b) the average volume weighed average price (“VWAP”) per share of the Common Stock for the seven (7) Business Days immediately prior to payment in Conversion Shares shall be not less than $1.00 per share, (c) the Common Stock shall maintain an average daily volume of the Common Stock as traded over the seven (7) Business Days immediately prior any payment in Conversion Shares which shall be not less than two hundred percent (200%) of the Conversion Shares being issued for the applicable Amended Installment Payment, (d) the Lender shall never be required at any point in time to retain more than 4.99% of the Company’s outstanding shares of Common Stock, and (e) if the aggregate number of Conversion Shares shall exceed 19.99% of the Company’s voting securities outstanding immediately prior to this Agreement, the Company shall first call a shareholders meeting pursuant to which the Loan Agreement, the Note, this Agreement and all other Transaction Documents constituting exhibits to the Loan Agreement shall be approved by the holders of a majority of the outstanding voting securities of the Company. Except as set forth above all of the other terms of the Loan Agreement and the Note shall remain in full force and effect. Without limiting the foregoing, nothing contained herein shall limit, restrict, waive, or modify the Lender’s conversion rights under the Loan Agreement. In addition, the Company agrees to use its best efforts to remove its suspension from trading on the Nasdaq Capital Market and be reinstated for trading on the Nasdaq Capital Market on or before February 28, 2026 (the “Nasdaq Reinstatement Deadline”), which deadline will be extended to a date not later than April 30, 2026 if the Company has applied for a reverse stock split prior to February 28, 2026 and is only waiting for regulatory approval of such stock split to regain compliance with Nasdaq’s listing rules.

3. Default Under This Agreement. In the event the Company fails to comply with the foregoing Amended Repayment Terms or successfully meet the Nasdaq Reinstatement Deadline, then the then entire Outstanding Principal Amount plus accrued interest then due and payable under the Note shall increase to 110% of the then Outstanding Principal Amount, such balance will begin accruing interest at 19% per annum compounded daily, the balance will become immediately due and payable to the Lender in full, the Forbearance provided herein shall terminate, and the Lender may exercise all of its rights and remedies under the Loan Agreement, the Note and other Transaction Documents. Any default under this Agreement shall constitute an Event of Default under the Loan Agreement, the Note, and all other Transaction Documents. Upon the occurrence of any such default, this Agreement shall automatically terminate and be of no further force or effect, and the Loan Agreement and the Note shall revert to the terms and conditions in effect immediately prior to the Effective Date of this Agreement, as if this Agreement had never been executed, without any further action required by the Lender.

4. Existing Defaults. Vivakor acknowledges and confirms the occurrence of the Existing Defaults.

5. Lender’s Representations and Warranties. Lender represents and warrants as follows:

a. It is not under any contractual or other restriction or other obligation which is inconsistent with this Agreement.

b. It has not assigned to any Person any right, claim or cause of action encompassed or arising from matters set forth in this Agreement.

c. It has had a full and fair opportunity to make inquiries about the terms and conditions of this Agreement, to discuss the same and all related matters with its own independent counsel, accountant and tax advisers; and this Agreement has been executed and delivered by it of its own free will and without promises, threats or the exertion of any duress.

d. This Agreement has been duly executed by Lender and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of Lender enforceable against Lender in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

6. Lender represents and warrants that it is (i) an accredited investor familiar with the Company’s operations, (ii) aware of the risks inherent with an investment in the Company’s Common Stock, (iii) acquiring the Company’s Common Stock as an investment for its own account and not as a nominee or agent, (iv) not acquiring the Company’s Common Stock with a view to the sale or distribution of any part thereof, and (v) aware that the Company’s Common Stock is not registered under the Securities Act of 1933 (the “1933 Act”) and may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption therefrom under Rule 144, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the 1933 Act, the Common Stock must be held indefinitely.

7. Vivakor’s Representations, Warranties and Covenants. Vivakor hereby represents, warrants and covenants as follows:

a. It is not under any contractual or other restriction or other obligation which is inconsistent with this Agreement.

b. It is not in default under any other loan agreement and there are no current or pending litigation matters.

c. It has not assigned to any Person any right, claim or cause of action encompassed or arising from matters set forth in this Agreement.

d. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or the Company’s stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

e. On or before May 31, 2026 the Company shall call a regular or special meeting of its stockholders (the “Stockholders Meeting”) pursuant to which, among other things, (i) the Company will obtain stockholder approval to substantially increase the number of shares of Common Stock authorized for issuance under its Articles of Incorporation to an amount sufficient to issue Common Stock to all holders of Common Stock Equivalents (defined below), including 500% of the maximum number of Conversion Shares issuable under the Note (unless the Company has already effected a reverse stock split of its Common Stock at a ratio of at least 1-for-100, and there is Common Stock authorized for issuance sufficient to issue Common Stock to all holders of Common Stock Equivalents, including 500% of the maximum number of Conversion Shares issuable under the Note, in which case this increase in authorized stock will not be required), and (ii) the Loan Agreement, this Agreement and all of the Transaction Documents delivered under the Loan Agreement shall be approved by the holders of a majority of the outstanding voting securities of the Company.

The Company shall not issue any promissory notes convertible into Common Stock, warrants exercisable for Common Stock, or new commitments to issue Common Stock (“Common Stock Equivalents”) unless and until the Note, including the Default Amount and default interest, shall have been paid in full. Notwithstanding the above, the Company may issue unregistered convertible promissory notes for up to $1 million in net proceeds to the Company without violating this Section so long as the conversion terms of the newly issued promissory notes are not more favorable than the conversion terms of the Note then in effect including payment terms, conversion price and other terms.

8. Binding. This Agreement shall inure to the benefit of the parties and shall be binding upon each of the parties and their assigns, successors, heirs, and representatives.

9. Authority. Each of the Parties represents and warrants that it has the authority to enter into this Agreement, that the person(s) signing this Agreement on its behalf is authorized to do so and that it has not assigned or otherwise transferred any interest in any claim which is the subject of this Agreement.

10. No Recitals. Each of the Parties agrees and understands that all of the terms of this Agreement are contractual and not merely recitals.

11. No Duress. Each of the Parties to this Agreement was represented by counsel and this Agreement was negotiated at arm’s length and should not be read against any party. Each of the Parties and their respective counsel acknowledge that they have carefully read and fully understand the provisions of this Agreement, that they have been given a reasonable period of time to consider the terms of this Agreement, and that they enter into this Agreement knowingly and voluntarily and not as a result of any pressure, coercion, or duress and thus no party shall attempt to invoke the rule of construction to the effect that ambiguities, if any, are to be resolved against the drafting party.

12. Severability. If any of the provisions of this Agreement is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

13. Choice of Law and Venue. This Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Utah. The Company and Lender each (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the Utah State Supreme Court, County of Salt Lake City, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the Utah Supreme Court, County of Salt Lake City in any such suit, action or proceeding. Each of the Company and Lender further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the Utah State Supreme Court, County of Salt Lake City and agree that service of process upon it mailed by certified mail to its address set forth for notices herein shall be deemed in every respect effective service of process in any such suit, action or proceeding.

14. Entire, Final and Binding Agreement. Each of the Parties acknowledges and agrees that this Agreement is the final and binding Agreement between them concerning the matters released. This writing contains the entire Agreement of the Parties and, in entering into this Agreement, each of the Parties acknowledges that it has not relied on any promise, agreement, representation or statement, whether oral or written, that is not expressly set forth in this Agreement. To the extent this Agreement contradicts any previous agreements between the Parties, the terms of this Agreement will control.

15. Amendments or Waivers. No change to or modification of this Agreement shall be valid or binding unless it is in writing and signed by the Parties.

16. Counterparts. This Agreement may be signed in counterparts and, if so signed, this Agreement shall have the same force and effect as if signed at the same time. A facsimile, docusign or PDF signature shall be deemed to be an original signature for all purposes.

17. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via e-mail at the email addresses set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a business day, (b) the next business day after the date of e-mail, if such notice or communication is delivered via email at the email address set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the second (2nd) business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth above.

IN WITNESS WHEREOF, expressly intending to be legally bound, the Parties through their duly authorized agents, have executed this Agreement as of the date set forth above, effective as of the Effective Date.

VIVAKOR, INC.		J.J. ASTOR & CO.

By:		By:
Name:	James Ballengee	Name:	Michael Pope
Title:	CEO	Title:	CEO
Address:	5220 Spring Valley Road, Suite 500 Dallas, TX 75254	Address:	26 S Rio Grande St #2072 Salt Lake City, UT 84101
E-mail:	jballengee@vivakor.com	E-mail:	michael.p@jjastor.com

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